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                                                                     Exhibit 3.1


                                     [SEAL]


                                    BERMUDA
                             THE COMPANIES ACT 1981
                          MEMORANDUM OF ASSOCIATION OF
                           COMPANY LIMITED BY SHARES
                             (Section 7(1) and (2))

                           MEMORANDUM OF ASSOCIATION
                                       OF

                                   GCA Ltd.
                   (hereinafter referred to as "the Company")



1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely,



NAME                    ADDRESS           BERMUDIAN    NATIONALITY    NUMBER OF
                                           STATUS                       SHARES
                                          (Yes/No)                    SUBSCRIBED

Nicolas G. Trollope     Clarendon House      Yes         British          One
                        2 Church Street
                        Hamilton HM 11
                        Bermuda


C.F. Alexander Cooper        "               Yes         British           One

John C.R. Collis             "               Yes         British           One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.


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3.   The Company is to be an exempted Company as defined by the Companies Act
     1981.

4. The Company has power to hold land situated in Bermuda not exceeding in all, including the following parcels -

     N/A

5. The authorised share capital of the Company is US$12,000 divided into shares of US$0.01 each. The minimum subscribed share capital of the Company is US$12,000.

6.   The objects for which the Company is formed and incorporated are -

     1. to act and to perform all the functions of a holding company in all its branches and to co-ordinate the policy and administration of any subsidiary company or companies wherever incorporated or carrying on business or of any group of companies of which the Company or any subsidiary company is a member or which are in any manner controlled directly or indirectly by the Company;


     2. as set in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to The Companies Act 1981.



7.   Powers of the Company

     1. The Company shall, pursuant to Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.




Signed by each subscriber in the presence of at least one witness attesting the signature thereof -


    /s/ Illegible                                /s/ Illegible
-----------------------------------          -----------------------------------


    /s/ Illegible                                /s/ Illegible
-----------------------------------          -----------------------------------


    /s/ Illegible                                /s/ Illegible
-----------------------------------          -----------------------------------
           (Subscribers)                                 (Witnesses)




SUBSCRIBED this 3rd day of July, 1998.